UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

Solei Systems, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55987	20-1801530
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

206 N. Washington Street, Suite 100, Alexandria, VA 22314

(address of principal executive offices) (zip code)

(844) 726-6965

(registrant’s telephone number, including area code)

______________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On June 21, 2019, an Order was entered by the United States District Court for the District of Maryland in the case entitled Solei Systems, Inc. Vs Griffen Trading Company, Bruin Industries, Inc. and Global Media Partners, Case No. 1:19-cv-01029-RDH declaring that 12,606,500 shares of our common stock had been improperly and illegally issued and were null and void. The Order further directed that our transfer agent reflect the cancellation of the shares on our corporate stock register so that the stock register properly reflects the current shareholders and number of shares issued.

The Order was entered as a result of the filing of an action by the Company to cancel the shares, which action the named defendants failed to answer and defaulted on May 20, 2019. As a result of the Order, our issued and outstanding common shares have been reduced from 116,410,890 common shares to 103,804,390 common shares. In view of the finding that the shares were issued improperly and illegally, the cancellation of the shares will be reflected retroactively in our financial statements. A copy of the Order is attached as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this report:

Exhibit No.	Description
99	Default Judgment dated June 21, 2019 in Solei Systems, Inc. Vs Griffen Trading Company, Bruin Industries, Inc. and Global Media Partners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019	Solei Systems, Inc.

	By:	/s/ Charles O. Scott
Name: Charles O. Scott
Title: CEO